Exhibit 1(b)

                             Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G under the Securities Exchange Act of 1934, as amended, we, the signatories of the statement on Schedule 13D to which this Agreement is an exhibit, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: July 7, 2004


                                                 PALISADE INVESTORS, L.L.C.

                                                 By: /s/ Steven E. Berman
                                                     --------------------
                                                     Steven E. Berman, Member


                                                 BERMAN INDUSTRIES, INC.

                                                 By: /s/ Steven E. Berman
                                                     --------------------
                                                     Steven E. Berman, VP